Exhibit 99.1

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                                                         1400 Union Meeting Road
                                                         Blue Bell, PA 19422
                                                         Phone: 215-619-2700
Shareholder Contacts:
Ian J. Harvie of C&D: 215-619-7835
Joseph Crivelli of Gregory FCA, for C&D: 610-642-8253

                              FOR IMMEDIATE RELEASE

                C&D TECHNOLOGIES ANNOUNCES SECOND QUARTER RESULTS

Blue Bell, PA--September 7, 2007--C&D Technologies, Inc. (NYSE: CHP), a leading North American producer and marketer of electrical power storage and conversion systems used in telecommunications, industrial and motive applications, today announced financial results for the fiscal 2008 second quarter ended July 31, 2007.

Results for the quarter and all comparative financial data included herein reflects the presentation of the Power Electronics Division ("PED") as a discontinued operation and the retrospective application of a change in the Company's accounting for inventories from the Last in First Out ("Lifo") method to the First in First Out ("Fifo") method. With the divestiture of the Power Electronics Division, C&D's remaining business is all battery-related, and as a result the Company believes the FIFO inventory method provides better comparability with industry peers, more accurate matching of the Company's revenues and expenses, a relevant and meaningful balance sheet valuation methodology and a more efficient financial closing process. A reconciliation of the impact of the change in method on the company's financial statements is included in the Company's 10-Q as filed with the SEC today.

For the quarter, the Company reported a consolidated net loss of $3.1 million or $0.12 per diluted share on consolidated revenues of $135.7 million. This compared to a net loss of $3.6 million or $0.14 per diluted share on consolidated revenues of $132.4 million in the prior year's second quarter. Revenues from continuing operations were $94.6 million in the second quarter as compared to $83.4 million in the prior year's second quarter.

Net loss from continuing operations was $1.8 million or $0.07 per diluted share during the quarter, compared to $3.9 million or $0.15 per diluted share in the second quarter of fiscal 2007. The Power Electronics Division was classified as a discontinued operation during the quarter and was divested through a sale to Murata Manufacturing that closed after quarter end. Net loss from discontinued operations was $1.3 million or $0.05 per diluted share, compared to net income of $264,000 or $0.01 per share in the second quarter of fiscal 2007.

Dr. Jeffrey A. Graves, President and CEO said, "We were pleased with our progress in the second quarter despite a further rapid escalation in the price of lead, which touched another all-time high during the period. We are benefiting from sales momentum in the UPS and Cable TV industries, and our plan to deliver current year cost reductions of approximately $15 million is ahead of schedule with the closure of our Conyers facility and other sourcing and design improvements driving good results."

Dr. Graves added, "With the sale of Power Electronics Division, which was completed at the end of August, C&D Technologies is now focused in the growing power storage industry with world-class technology, leading market share in North America, and an improving low-cost manufacturing platform. In addition, the sale proceeds from PED enabled us to recast our balance sheet by repaying all outstanding balances under our revolving line of credit, which provides us with greatly improved flexibility to support our cost reduction and growth initiatives for the foreseeable future. We presently have a cash balance in excess of $40 million as well as a PED adjusted line of credit availability of nearly $45 million"

Standby Power Division:

In the second quarter, Standby Power Division net sales were $81 million, and operating profit was $2.7 million, compared to $69.3 million and $2.7 million, respectively, in the second quarter of fiscal 2007. Revenues were up 17% compared to last year's second quarter, with a little less than half of the increase resulting from price increases and the balance from robust sales volume growth in the UPS and Cable TV industries. On a sequential basis, revenues were up 7% with most of the increase coming from price increases. Results for the second quarter included one-time costs associated with the closure of the Conyers, Georgia facility of $924,000.

Dr. Graves stated, "The Standby Power division delivered a solid quarter in a difficult market. We are holding and in some segments gaining market share, cutting costs, and improving the operational effectiveness at our manufacturing facilities. Our lead management programs and pricing actions are helping to defray the rapid escalation in lead costs, although with time lags as we have previously covered. Importantly over the last three months many of the contracts that historically had fixed prices have been renegotiated to reflect higher lead costs."

Motive Power Division:

The Motive Power Division posted total net sales of $13.6 million, and an operating loss of $2.8 million. Revenues decreased 3.5% compared to last year's second quarter, but increased 6% sequentially. Results for the quarter were impacted by an increase in warranty reserves for the division by approximately $918,000 in light of higher raw material costs for future warranty replacements.

Dr. Graves stated, "When we announced our revitalization plan for the Motive Power Division last year, we had a clear understanding of the issues we needed to tackle to turn the business around, namely to streamline our Motive manufacturing footprint with the closure of our Huguenot, New York facility, to reinvest in product development and design, and to improve execution in our manufacturing processes. While these internal actions have been completed per plan, the rapid escalation in lead costs, combined with continued high warranty costs, have negatively impacted the business performance. In addition, even though the Motive Power Division has a great reputation for manufacturing a rugged and durable high-end product, it is a relatively small player in a large, fragmented market. Given this backdrop we have recently begun reviewing strategic alternatives for the Motive Power Division. We will share more information on these plans when that process is completed."

Dr. Graves continued, "We would like to emphasize, however, that there can be no assurance that any action or transaction involving our Motive Power Division will occur or, if one is undertaken, of its potential terms or timing. We may not update its progress or disclose developments with respect to potential strategic alternatives unless our Board of Directors has approved a definitive course of action or transaction."

Conference call:

C&D management will host a conference call to discuss these financial results on September 10, 2007 at 10 a.m. Eastern Daylight Time. Those parties interested in participating in the conference call via telephone should dial 706-679-4521 and enter conference ID number 15761313. A telephone replay of the conference call will begin immediately following the call and will be available through September 24, 2007 at midnight Eastern Daylight Time. To access the rebroadcast, please dial 800-642-1687 (706-645-9291 for international callers) and enter code 15761313. A webcast of the conference call will also be available at http://www.cdtechno.com.

About C&D Technologies:

C&D Technologies, Inc. provides solutions and services for the switchgear and control (utility), motive (material handling), telecommunications, and uninterruptible power supply (UPS) as well as emerging markets such as solar power. C&D Technologies engineers, manufactures, sells and services fully integrated reserve power systems for regulating and monitoring power flow and providing backup power in the event of primary power loss until the primary source can be restored. C&D Technologies' unique ability to offer complete systems, designed and produced to high technical standards, sets it apart from its competition. C&D Technologies is headquartered in Blue Bell, PA. For more information about C&D Technologies, visit www.cdtechno.com.

Forward-looking Statements:

This press release may contain forward-looking statements (within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934), which are based on management's current expectations and are subject to uncertainties and changes in circumstances. Words and expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Factors that appear with the forward- looking statements, or in the company's Securities and Exchange Commission filings (including without limitation the company's annual report on Form 10-K for the fiscal year ended January 31, 2007, or the quarterly and current reports filed on Form 10-Q and Form 8-K thereafter), could cause the company's actual results to differ materially from those expressed in any forward- looking statements made herein.

                     C&D TECNOLOGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (Dollars in thousands, except par value)
                                   (UNAUDITED)

                                                                                Three months ended            Six months ended
                                                                                     July 31,                     July 31,
                                                                                2007          2006           2007           2006
                                                                              ----------------------------------------------------
NET SALES                                                                     $ 94,590      $ 83,411      $ 183,055      $ 164,890
COST OF SALES                                                                   80,636        70,566        156,346        138,828
                                                                              ----------------------------------------------------
GROSS PROFIT                                                                    13,954        12,845         26,709         26,062

OPERATING EXPENSES:
Selling, general and administrative expenses                                    12,267        11,638         24,304         22,927
Research and development expenses                                                1,801         1,736          3,308          3,572
Gain on sale of Shanghai, China plant                                               --            --        (15,162)            --
                                                                              ----------------------------------------------------
OPERATING (LOSS) INCOME FROM CONTINUING OPERATIONS                                (114)         (529)        14,259           (437)
                                                                              ----------------------------------------------------
Interest expense, net                                                            2,133         2,834          4,322          5,502
Other (income) expense, net                                                       (308)          445           (940)           717
LOSS (INCOME) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES
AND MINORITY INTEREST                                                           (1,939)       (3,808)        10,877         (6,656)
Income tax provision (benefit) from continuing operations                          346           155            403           (282)
                                                                              ----------------------------------------------------
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE MINORITY INTEREST               (2,285)       (3,963)        10,474         (6,374)
Minority interest                                                                 (526)         (102)         4,002           (315)
                                                                              ----------------------------------------------------
(LOSS) INCOME FROM CONTINUING OPERATIONS                                        (1,759)       (3,861)         6,472         (6,059)
(LOSS) INCOME FROM DISCONTINUED OPERATIONS BEFORE INCOME TAXES                  (1,219)          963         (3,167)        (1,858)
INCOME TAX PROVISION FROM DISCONTINUED OPERATIONS                                  104           699          2,257          2,706
                                                                              ----------------------------------------------------
(LOSS) INCOME FROM DISCONTINUED OPERATIONS                                      (1,323)          264         (5,424)        (4,564)
                                                                              ----------------------------------------------------
NET (LOSS) INCOME                                                             $ (3,082)     $ (3,597)     $   1,048      $ (10,623)
                                                                              ====================================================
Income (loss) per share:
Basic:
                                                                              ----------------------------------------------------
Net (loss) income from continuing operations                                  $  (0.07)     $  (0.15)     $    0.25      $   (0.24)
                                                                              ----------------------------------------------------
Net (loss) income from discontinued operations                                $  (0.05)     $   0.01      $   (0.21)     $   (0.18)
                                                                              ----------------------------------------------------
Net (loss) Income                                                             $  (0.12)     $  (0.14)     $    0.04      $   (0.42)
                                                                              ----------------------------------------------------
Diluted:
                                                                              ----------------------------------------------------
Net (loss) income from continuing operations                                  $  (0.07)     $  (0.15)     $    0.22      $   (0.24)
                                                                              ----------------------------------------------------
Net (loss) income from discontinued operations                                $  (0.05)     $   0.01      $   (0.12)     $   (0.18)
                                                                              ----------------------------------------------------
Net (loss) income                                                             $  (0.12)     $  (0.14)     $    0.10      $   (0.42)
                                                                              ----------------------------------------------------
Dividends per share                                                           $     --      $     --      $      --      $ 0.01375
                                                                              ----------------------------------------------------

      Certain classifications to these statements have been reflected for the presentation of the Power Electronics Division as discontinued operations as well as the change in method of accounting for inventories.

                     C&D TECNOLOGIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                    (Dollars in thousands, except par value)
                                   (UNAUDITED)

                                                                                        July 31,        January 31,
                                                                                          2007              2007
-------------------------------------------------------------------------------------------------------------------
ASSETS
Current assets:
   Cash and cash equivalents                                                           $   5,046          $   5,384
   Accounts receivable, less allowance for doubtful accounts
     of $1,064 and $1,203                                                                 57,142             55,397
   Inventories                                                                            67,859             57,041
   Deferred income taxes                                                                     197                134
   Prepaid taxes                                                                           2,561              2,634
   Other current assets                                                                    4,186              6,121
   Assets held for sale                                                                  122,925            125,485
-------------------------------------------------------------------------------------------------------------------
     Total current assets                                                                259,916            252,196

Property, plant and equipment, net                                                        81,316             83,984
Deferred income taxes                                                                        642                531
Intangible and other assets, net                                                          16,593             15,543
Goodwill                                                                                  59,778             59,733
-------------------------------------------------------------------------------------------------------------------
     TOTAL ASSETS                                                                      $ 418,245          $ 411,987
-------------------------------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Short-term debt                                                                     $  39,501          $   1,286
   Accounts payable                                                                       42,614             40,282
   Book overdrafts                                                                         3,495              2,310
   Accrued liabilities                                                                    13,473             13,708
   Other current liabilities                                                               8,836             28,983
   Liabilities held for sale                                                              36,212             36,532
-------------------------------------------------------------------------------------------------------------------
     Total current liabilities                                                           144,131            123,101

Deferred income taxes                                                                      9,346              9,155
Long-term debt                                                                           123,421            147,925
Other liabilities                                                                         31,193             28,591
-------------------------------------------------------------------------------------------------------------------
     Total liabilities                                                                   308,091            308,772
-------------------------------------------------------------------------------------------------------------------

     Minority interest                                                                    11,846              7,548
-------------------------------------------------------------------------------------------------------------------

     Stockholders' equity:
     Common stock, $.01 par value, 75,000,000 shares authorized;
     29,081,110 and 29,040,960 shares issued; 25,667,267 and 25,649,424
     shares outstanding, respectively                                                        291                290
     Additional paid-in capital                                                           74,776             74,188
     Treasury stock, at cost, 3,413,843 and 3,391,536 shares, respectively               (47,239)           (47,110)
     Accumulated other comprehensive loss                                                (14,423)           (13,952)
     Retained earnings                                                                    84,903             82,251
-------------------------------------------------------------------------------------------------------------------
     Total stockholders' equity                                                           98,308             95,667
-------------------------------------------------------------------------------------------------------------------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                        $ 418,245          $ 411,987
-------------------------------------------------------------------------------------------------------------------

      Certain classifications to these statements have been reflected for the presentation of the Power Electronics Division as discontinued operations as well as the change in method of accounting for inventories.

                     C&D TECNOLOGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                    (Dollars in thousands, except par value)
                                   (UNAUDITED)

                                                                                             Six months ended
                                                                                                 July 31,
                                                                                          2007               2006
--------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
     Net income (loss)                                                                 $    1,048         $  (10,623)
     Net loss from discontinued operations                                                 (5,424)            (4,564)
                                                                                       -----------------------------
     Net income (loss) from continuing operations                                           6,472             (6,059)
   Adjustments to reconcile net (loss) to continuing operations net cash used in continuing operating activities:
   Minority interest                                                                        4,002               (315)
   Share-based compensation                                                                   315                174
   Depreciation and amortization                                                            6,341              6,557
   Amortization of debt acquisition costs                                                     791                583
   Annual retainer to Board of Directors paid by the issuance of common stock                 273                224
   Deferred income taxes                                                                     (267)               918
   Gain on disposal of assets                                                             (15,174)               (24)
   Changes in assets and liabilities:
     Accounts receivable                                                                   (4,148)            (9,081)
     Inventories                                                                          (10,526)              (137)
     Other current assets                                                                  (2,138)               224
     Accounts payable                                                                         435             (8,685)
     Accrued liabilities                                                                     (294)             1,480
     Income taxes payable                                                                     355               (267)
     Other current liabilities                                                               (365)              (578)
     Funds provided to discontinued operations                                             (3,844)           (11,451)
     Other long-term assets                                                                   270                 32
     Other long-term liabilities                                                            3,451              2,133
     Other, net                                                                             1,306                403
--------------------------------------------------------------------------------------------------------------------
     Net cash used in continuing operating activities                                     (12,745)           (23,869)
     Net cash provided by discontinued operating activities                                   713              5,358
--------------------------------------------------------------------------------------------------------------------
        Net cash used in operating activities                                             (12,032)           (18,511)
--------------------------------------------------------------------------------------------------------------------
Cash flows from investing activities:
   Acquisition of property, plant and equipment                                            (4,316)            (8,816)
   Proceeds from disposal of property, plant and equipment                                  1,893                 30
--------------------------------------------------------------------------------------------------------------------
     Net cash used in continuing investing activities                                      (2,423)            (8,786)
     Net cash used in discontinued investing activities                                      (236)            (1,431)
--------------------------------------------------------------------------------------------------------------------
     Net cash used in investing activities                                                 (2,659)           (10,217)
--------------------------------------------------------------------------------------------------------------------
Cash flows from financing activities:
   Proceeds from new borrowings                                                            14,107             24,924
   Increase in book overdrafts                                                              1,185              4,159
   Financing cost of long term debt                                                          (459)              (700)
   Proceeds from exercise of stock options                                                     --                975
   Purchase of treasury stock                                                                (130)              (122)
   Common stock dividends paid                                                                 --               (352)
--------------------------------------------------------------------------------------------------------------------
     Net cash provided by continuing financing activities                                  14,703             28,884
     Net cash used in discontinued financing activities                                      (405)              (524)
--------------------------------------------------------------------------------------------------------------------
     Net cash provided by financing activities                                             14,298             28,360
--------------------------------------------------------------------------------------------------------------------
Effect of exchange rate changes on cash and cash equivalents                                  127                225
--------------------------------------------------------------------------------------------------------------------
Decrease in cash and cash equivalents from continuing operations                             (338)            (3,546)
Cash and cash equivalents, beginning of period                                              5,384             17,439
--------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of period                                               $    5,046         $   13,893
--------------------------------------------------------------------------------------------------------------------

      Certain classifications to these statements have been reflected for the presentation of the Power Electronics Division as discontinued operations as well as the change in method of accounting for inventories.